SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2008 (November 19, 2007)

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)

Physical address-
Area Y, Building 9217
Kirtland Air Force Base- East
Albuquerque, NM  87115

Mailing address-
PO Box 11342
Albuquerque, NM 87192
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Item 8.01 Other Events.

From November 19, 2007 through December 31, 2007, Biomoda, Inc. sold 15,440,338 additional common shares for $1,917,976 under a Regulation S offering, incurring $1,406,332 in costs related to the offering including discounts off trading price, sales commissions, the cost of distribution, rebates, and administrative costs.  As of December 31, 2007, Biomoda had cash of about $480,000 and had 48,315,983 common shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOMODA, INC.

Date: February 6, 2008	By:	/s/ John J. Cousins
John J. Cousins
President